UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2010 (December 21, 2010)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2010, ARCA biopharma, Inc. (“ARCA”) and the University of Cincinnati agreed to extend the term of the Exclusive Option Agreement dated December 2, 2009 (filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009), as amended, that gave ARCA an option to license exclusive, worldwide rights to certain patent rights relating to genetic polymorphisms of adrenergic cardiac receptors. The rights include those for developing and commercializing diagnostics for the receptor polymorphisms that may indicate which patients will respond most favorably to Gencaro. The period of the option has been extended to January 31, 2011.

The letter in regard to the agreement term extension is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the extension is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter in regard to agreement term extension, dated December 21, 2010, of the Exclusive Option Agreement dated December 2, 2009, as amended, between ARCA biopharma, Inc. and the University of Cincinnati.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2010

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter in regard to agreement term extension, dated December 21, 2010, of the Exclusive Option Agreement dated December 2, 2009, as amended, between ARCA biopharma, Inc. and the University of Cincinnati.